UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2019 (November 27, 2019)

HANCOCK PARK CORPORATE INCOME, INC.
(Exact name of Registrant as specified in its charter)

Maryland	814-01185	81-0850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive, Suite 2500 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01	Entry into a Material Definitive Agreement.

On November 27, 2019, Hancock Park Corporate Income, Inc., a Maryland corporation (the “Company”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with a qualified institutional investor (the "Purchaser") pursuant to which the Company sold to the Purchaser in a private placement an unsecured note in an aggregate principal amount of $15,000,000 (the "Note"). The purchase price of the Note was $14,700,000 after deducting the offering price discount. The Note has a fixed interest rate of 6.50% and is due on November 27, 2024, unless redeemed, purchased or prepaid prior to such date by the Company or its affiliates in accordance with its terms. Interest on the Note will be due quarterly. In addition, the Company is obligated to repay the Note at par if certain change in control events occur. The Note is a general unsecured obligation of the Company that ranks pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The Company intends to use the net proceeds for the general corporate purposes of the Company and its subsidiaries, including to make investments, make distributions and for any other matter.

The Note Purchase Agreement contains customary terms and conditions for unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, and minimum asset coverage ratio. The Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, certain judgements and orders, and certain events of bankruptcy.

The Note was offered in reliance on Section 4(a)(2) of Securities Act of 1933, as amended (the “Securities Act”). The Note was not, and will not be, registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.

The information on this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Note or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The description above is only a summary of the material provisions of the Note Purchase Agreement and is qualified in its entirety by reference to the copy of the Note Purchase Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

(d)    Exhibits.

Exhibit No.	Description

10.1	Note Purchase Agreement dated November 27, 2019 by and between Hancock Park Corporate Income, Inc. and the Purchaser party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hancock Park Corporate Income, Inc.
Date: December 2, 2019	By:	/s/ Bilal Rashid
Chief Executive Officer